UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): March 8, 2021

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	Nasdaq Global Select Market

Item 2.05. Costs Associated with Exit or Disposal Activities.

On March 8, 2021, the Board of Directors of German American Bancorp, Inc. (the “Company”) approved an operating optimization plan presented to them by the management of German American Bank, the Company’s wholly-owned banking subsidiary (the “Bank”). Pursuant to the plan, the Bank will consolidate seven branch offices and will implement various staff reductions during 2021.

In making its decision to consolidate these branches, which are generally expected to be integrated with other nearby bank branches, the Bank considered, among other factors, the operating costs of the branches, certain physical limitations impacting the bank facilities, and their proximity to other Bank branches. In addition, the Bank’s evaluation of the branch consolidations and the reductions in staff also took into consideration the numbers and types of transactions being conducted by its customers and the increased usage of online and mobile banking.

As a result of these optimization actions, the Company expects to record pre-tax charges of approximately $1.8 million during the first quarter of 2021, primarily for valuation adjustments on branch facilities, lease termination costs, and severance and related payments. As the branch consolidations and staff reductions are expected to be completed primarily over the second, third and fourth quarters of 2021, the Company expects to record additional pre-tax charges in an aggregate amount of approximately $1.2 million during the remainder of 2021, with the total pre-tax charges for the optimization plan being approximately $3.0 million. The charges in the remainder of 2021 will also be related to valuation adjustments on branch facilities, lease termination costs, and severance and related payments. In aggregate, the optimization plan is expected to result in annual operating expense savings of approximately $3.7 million, which are expected to start being reflected in the third quarter of 2021.

Forward-Looking Statements

This Report contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected implementation of the Company’s operating optimization plan, and the timing and amounts of charges and expense savings, as well as other statements of expectations regarding the plan and other statements of the Company’s goals, intentions and expectations.
By their nature, forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results and performance to vary materially from those expressed or implied by any forward-looking statement include: the severity and duration of the COVID-19 pandemic and its continued impact on general economic and financial market conditions and our business, results of operations and financial condition; and the risks, uncertainties and factors set forth under Item 1, “Business – Forward Looking Statements and Associated Risk,” and Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for 2020 filed with the Securities and Exchange Commission (“SEC”), as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
Date: March 12, 2021	By:	/s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer